EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Wegener Corporation Reports Profit for Second Quarter of Fiscal 2008

(April 10, 2008) - DULUTH, Georgia - Wegener Corporation (Nasdaq: WGNR), a leading provider of products for television, audio and data distribution networks worldwide, today announced financial results for the second quarter of fiscal 2008 ended February 29, 2008.

In the second quarter, Wegener Corporation strengthened its financial position. Second quarter revenues for fiscal 2008 increased 40% to $6.7 million from $4.8 million reported in the same period of fiscal 2007. Revenues for the first six months of fiscal 2008 increased 22% to $11.7 million compared to $9.6 million for the same period in fiscal 2007. In addition to increased revenues, net earnings also showed positive growth. The Company reported net earnings of $336,000 or $0.03 per share for the second quarter of fiscal 2008. This compares to a net loss of ($183,000) or ($0.01) per share for the same period in 2007. Net earnings for the first six months of fiscal 2008 were $286,000 or $0.02 per share compared to a net loss of $(1,145,000) or $(0.09) per share during the same period in fiscal 2007.

WEGENER’s eighteen-month backlog was $9.8 million at February 29, 2008, compared to $8.4 million at March 2, 2007. The total multi-year backlog at February 29, 2008 was approximately $15.7 million compared to $16.3 million at March 2, 2007. Bookings for the second quarter of fiscal 2008 were $5.8 million compared to $1.0 million for the same period in fiscal 2007.

Robert Placek, Chairman and CEO of Wegener Corporation stated, “The second quarter was a strong quarter for us. The financial results were up in several key categories including revenues, net earnings and bookings. Close to 40% of our revenues for the quarter came from new products released within the past year and a half, such as the Unity 552 media receiver for private networks and the SMD 515 decoder for IPTV.”

WEGENER® recently announced orders of over $1.6 million from Conklin-Intracom for the SMD 515 IPTV set top box and Placek commented, “Conklin is a great partner for us in the IPTV space; their offering is well suited for second and third tier telcos. We look forward to continuing our partnership with Conklin in the coming years.”

“We are proud to be recognized in the industry as a leader in file-based broadcasting; we have been fielding these solutions with our iPump® and Compel® MediaPlan® products for several years,” stated Ned L. Mountain, President and COO of WEGENER®. “This year, during the National Association of Broadcasters tradeshow, we will be on several panels sharing our expertise regarding this important industry advancement. File-based broadcasting allows broadcasters to target programming and save valuable bandwidth. WEGENER’s iPump® and Compel MediaPlan® can preposition repetitive content as well as target content at affiliate locations throughout the network thus generating a unique broadcast at each individual site.”

Mountain continued, “In continuing to support file-based broadcasting, we recently announced a new addition to our iPump media server product line, the iPump® 562. The iPump® 562 addresses the unique needs of digital signage applications and private network broadcasters and integrates seamlessly with existing WEGENER® Compel® controlled networks.”

Wegener Corporation will host a conference call to discuss its financial results at 4:30 P.M. Eastern Daylight Time on April 10, 2008. To join the conference call, dial 1-866-383-8108 or 1-617-597-5343 and enter participant code 91925712. Wegener Corporation intends to discuss financial and other operational information on this conference call. This call is being webcast by Thomson/CCBN. It will be archived on WEGENER’s website at www.wegener.com and the replay will be available within one hour after the conference call.

ABOUT WEGENER

WEGENER (Wegener Communications, Inc.), a wholly-owned subsidiary of Wegener Corporation (Nasdaq: WGNR), is an international provider of digital solutions for video, audio, and IP data networks. Applications include IP data delivery, broadcast television, cable television, radio networks, business television, distance education, business music and financial information distribution. COMPEL®, WEGENER's patented network control system, provides networks with unparalleled ability to regionalize programming and commercials. COMPEL® network control capability is integrated into WEGENER digital satellite receivers. WEGENER can be reached at +1.770.814.4000 or on the World Wide Web at www.wegener.com.

WEGENER, COMPEL, COMPEL CONTROL, iPUMP, MEDIAPLAN, UNITY, ASSURED FILE DELIVERY, PANDA, PROSWITCH, VIDATA, the stylized W-design logo (for WEGENER), the stylized C-design logo (for Compel) and the stylized PANDA design logo are all registered trademarks of WEGENER®. All Rights Reserved.

This news release may contain forward-looking statements within the meaning of applicable securities laws, including the Private Securities Litigation Reform Act of 1995, and the Company intends that such forward-looking statements are subject to the safe harbors created thereby.  Forward-looking statements may be identified by words such as "believes," "expects," "projects," "plans," "anticipates," and similar expressions, and include, for example, statements relating to expectations regarding  future sales, income and cash flows.  Forward-looking statements are based upon the Company’s current expectations and assumptions, which are subject to a number of risks and uncertainties including, but not limited to:  customer acceptance and effectiveness of recently introduced products, development of additional business for the Company’s digital video and audio transmission product lines, effectiveness of the sales organization, the successful development and introduction of new products in the future, delays in the conversion by private and broadcast networks to next generation digital broadcast equipment, acceptance by various networks of standards for digital broadcasting, the Company’s liquidity position and capital resources, general market conditions which may not improve during fiscal year 2008  and beyond, and success of the Company’s research and development efforts aimed at developing new products.  Discussion of these and other risks and uncertainties are provided in detail in the Company’s periodic filings with the SEC, including the Company’s most recent Annual Report on Form 10-K.  Since these statements involve risks and uncertainties and are subject to change at any time, the Company’s actual results could differ materially from expected results.  Forward-looking statements speak only as of the date the statement was made.  The Company does not undertake any obligation to update any forward-looking statements.

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PRESS CONTACT:
Robin Hoffman
Pipeline Communications
(973) 746-6970
e-mail: robinh@pipecomm.com

INVESTOR RELATIONS CONTACT:
Troy Woodbury - Investor Relations
WEGENER
(770) 814-4000
FAX (770) 623-9648
info@wegener.com

WEGENER CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in $000's except share data)

	February 29,	August 31,
	2008	2007
	(Unaudited)
Assets

Current assets
Cash and cash equivalents	$5	$7
Accounts receivable, net	4,202	5,172
Inventories, net	4,083	3,380
Other	234	195

Total current assets	8,524	8,754

Property and equipment, net	1,778	1,778
Capitalized software costs, net	1,166	1,242
Other assets	577	684
Land held for sale	354	354

Total assets	$12,399	$12,812

Liabilities and Shareholders' Equity

Current liabilities
Bank line of credit	$1,728	$2,016
Accounts payable	1,837	1,145
Accrued expenses	2,331	2,609
Deferred revenue	699	774
Customer deposits	1,114	1,871

Total current liabilities	7,709	8,415

Commitments and contingencies	-	-

Shareholders’ equity
Common stock, $.01 par value; 20,000,000 shares
authorized; 12,647,051 and 12,647,051 shares
respectively, issued and outstanding	127	127
Additional paid-in capital	20,006	19,999
Deficit	(15,443)	(15,729)

Total shareholders’ equity	4,690	4,397

Total liabilities and shareholders’ equity	$12,399	$12,812

WEGENER CORPORATION AND SUBSIDIARIES

	Summarized Operations Data
	(in $000's except per share amounts)
	(Unaudited)

	Three Months Ended		Six Months Ended

	February 29,	March 2,	February 29,	March 2,
	2008	2007	2008	2007

Revenues, net	$6,666	$4,771	$11,692	$9,554

Net earnings (loss)	$336	$(183)	$286	$(1,145)

Net earnings (loss) per share
Basic	$0.03	$(0.01)	$0.02	$(0.09)
Diluted	$0.03	$(0.01)	$0.02	$(0.09)

Shares used in per share calculation
Basic	12,647	12,583	12,647	12,581
Diluted	12,652	12,583	12,658	12,581